SECURITIES AND EXCHANGE COMMISSION

                 WASHINGTON, D.C. 20549
         _____________________________________


                        FORM 8-K


                     CURRENT REPORT

            PURSUANT TO SECTION 13 OR 15(d)
         OF THE SECURITIES EXCHANGE ACT OF 1934




             Date of Report: April 16, 1996


               PUBLICKER INDUSTRIES INC.
     (Exact name of registrant as specified in its charter)


                      Pennsylvania
                (State of incorporation)


                         1-3315                  23-0991870
              (Commission file number)           (I.R.S. Employer
     Identification No.)



            1445 East Putnam Avenue
         Old Greenwich, Connecticut                      06870
     (Address of principal executive offices)                   (Zip code)





                     (203) 637-4500
     (Registrant's telephone number, including area code)

Item 5.  Other Events

                   Publicker Industries Inc. announced on April 15,
                        1996 that Judge John P. Fullam of the U.S.
                        District Court for the Eastern District of
                        Pennsylvania has entered
                        a Consent Decree that settles litigation among the Company, the U.S. Environmental Protection Agency (the "EPA") and the Pennsylvania Department of Environmental Protection ("PADEP"). This concludes litigation that was commenced against Publicker and its subsidiary, American Cryogas, in December 1990 relating to the Company's former alcohol and carbon dioxide manufacturing facility in Philadelphia, Pennsylvania.

                   The $14,350,000 settlement provides for payments
                        of $13,350,000 to the EPA and $1,000,000 to
                        PADEP.  In April 1995, the Company deposited
                        $4,500,000 with the Court as payment of a portion of the settlement with the EPA. During the next 30 days the Company will make an additional deposit with the Court of $4,500,000, and will make an initial payment of $350,000 to the Commonwealth of Pennsylvania. The balance of $5,000,000, plus interest, will be paid over the next six years. The Company recorded a charge of $14,350,000 during 1993 to cover this settlement.

     Item 7.  Financial Statements and Exhibits

                   None

                       SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                                 PUBLICKER
     INDUSTRIES INC.





                                                 /s/Antonio L.
     DeLise
                                                 Antonio L.
     DeLise
                                                 Vice
     President,
                                                 Chief
     Financial Officer
                                                 and Secretary



     Dated: April 16, 1996